UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue

New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)       Original Oyster House

Ark Restaurants Corp (the “Company”), through newly formed, wholly-owned subsidiaries; (i) Ark Gulf Shores Real Estate, LLC, (ii) Ark Oyster House Gulf Shores I, LLC, (iii) Ark Causeway Real Estate, LLC, and (iv) Ark Oyster House Causeway II, LLC, has entered into several asset purchase agreements, which were executed effective October 21, 2016. The Company plans to fund the purchases with cash on hand and bank borrowings.

Ark Gulf Shores Real Estate, LLC and Ark Oyster House Gulf Shores I, LLC will purchase the business assets of Original Oyster House, Inc. and the related real estate from Premium Properties, Inc. for Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000). This purchase is for the restaurant operating as the Original Oyster House at 701 Gulf Shores Parkway, City of Gulf Shores, Baldwin County, Alabama.

Ark Oyster House Causeway II, LLC and Ark Causeway Real Estate, LLC will purchase the business assets of Original Oyster House II, Inc. and the corresponding real estate from Gumbo Properties, L.L.C. for Four Million Seven Hundred Thousand Dollars ($4,700,000.00). This purchase is for the restaurant operating as the Original Oyster House at 3733A Battleship Parkway, City of Spanish Fort, Baldwin County, Alabama.

(b) The Rustic Inn, Jupiter, Florida

On October 13, 2016, Ark Jupiter RI, LLC (“Ark Jupiter”), a wholly-owned subsidiary of the Company, entered into a ROFR Purchase and Sale Agreement (the “ROFR”) with SCFRC-HWG, LLC, the landlord (the “Seller”) to purchase the land and building in which the Company operates its Rustic Inn location in Jupiter, Florida. The Seller had entered into a Purchase and Sale Agreement with a third party to sell the premises; however, Ark Jupiter’s lease provided the Company with a right of first refusal to purchase the property. Ark Jupiter exercised the ROFR on October 4, 2016 and made a ten (10%) percent deposit on the purchase price of approximately Five Million Two Hundred Thousand Dollars ($5,200,000.00). The closing is scheduled to occur on or before November 18, 2016. Concurrent with the execution of the ROFR, the Company entered into a Purchase and Sale Agreement with 1065 A1A, LLC to sell this same property for Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000.00). A deposit of Eight Hundred Twenty-Five Thousand Dollars ($825,000.00) is being held in escrow and will be applied toward the sale price. The Closing is currently scheduled to occur on November 18, 2016 immediately after the closing of the ROFR. The Company and 1065 A1A, LLC have entered into a temporary lease and sub-lease arrangement effective until Closing. If for any reason the Closing for the sale of The Rustic Inn to 1065 A1A, LLC does not occur, the lease and sub-lease arrangements will be revoked.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

2.1.	Asset Purchase Agreement dated as of October 21, 2016, by and between Ark Gulf Shores Real Estate, LLC, Ark Oyster House Gulf Shores I, LLC, Original Oyster House, Inc. and Premium Properties, Inc. including the Real Estate Purchase and Sale Agreement.

2.2.	Asset Purchase Agreement dated as of October 21, 2016, by and between Ark Oyster House Causeway II, LLC, Ark Causeway Real Estate, LLC, Original Oyster House II, Inc. and Gumbo Properties, L.L.C. including the Real Estate Purchase and Sale Agreement.

2.3	ROFR Purchase and Sale Agreement dated as of October 13, 2016 by and between SCFRC-HWG, LLC and Ark Jupiter RI, LLC.

2.4	Purchase and Sale Agreement between Ark Jupiter RI, LLC and 1065 A1A, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
	Name:	Michael Weinstein
	Title:	Chief Executive Officer

Date: November 15, 2016

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